Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with Amendment No. 1 to the Quarterly Report of Burlington Coat Factory Warehouse Corporation (the "Company") on Form 10-Q/A for the quarterly period ended August 28, 2004 (the "Report"), I, Robert LaPenta, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

          (1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert LaPenta
Robert LaPenta
Vice President - Chief Accounting Officer [Principal Financial Officer]
April 27, 2005